Exhibit 10.3

STOCK INCENTIVE PLAN - RESTRICTED STOCK UNIT AWARD AGREEMENT

AGREEMENT made between Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), and the individual identified on the Award Agreement Acceptance attached hereto and made a part hereof (the “Acceptance”), an employee of Plum Creek Timberlands, L.P., a subsidiary of the Company (“Employee”), as of the date specified in the Acceptance. In recognition of the important contributions that Employee makes to the success of the Company, and in consideration of the mutual agreements and other matters set forth herein and in the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan, as the same may be amended from time to time (as amended, the “Plan”), which Plan is incorporated herein by reference as a part of this Agreement, the Company hereby grants to Employee under the Plan the following long-term incentive award on the terms and conditions set forth below.

A. Definitions. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Plan. The following definitions will apply for purposes of this Agreement:

1.	“Acceleration Event” means any one of the events described in Section 9 of the Plan (Acceleration of Awards) resulting in Employee’s termination of Service to the Company.

2.	“Award” means the Restricted Stock Units granted hereby and under the Plan.

3.	“Code” means the Internal Revenue Code of 1986, as amended.

4.	“Committee” means the Compensation Committee of the Board of Directors of the Company.

5.	“Grant Date” means the date specified in the Acceptance on which the Award granted under this Agreement is deemed granted to Employee.

6.	“Restricted Period” means the period beginning on the Grant Date and ending on the date on which all Restricted Stock Units become Vested.

7.	“Securities Act” means the Securities Act of 1933, as amended.

8.	“Stock” means common stock, par value $.01 per share, of the Company.

9.	“Vested” means that portion of the Restricted Stock Units as to which Employee has acquired a non-forfeitable right, either in accordance with the vesting schedule set forth in the Acceptance or pursuant to the occurrence of an Acceleration Event.

10.	“Vesting Date” means the date set forth in the Acceptance.

B. Restricted Stock Unit Award.

1. Grant of Restricted Stock Units. The Company hereby grants to Employee that number of Restricted Stock Units set forth in the Acceptance, on the terms and conditions set forth herein and in the Plan, and subject to such other restrictions, if any, as may be imposed by law.

2. Vesting and Payment of Restricted Stock Units. The Restricted Stock Units shall be entirely Vested on the Vesting Date as specified in the Acceptance, conditioned upon Employee’s continued employment with the Company through and including the Vesting Date during the Restricted Period.

Within a reasonable period of time following the occurrence of the Vesting Date, the Company shall pay and transfer to Employee a number of shares of Stock equal to the aggregate number of Restricted Stock Units that Vested on such Vesting Date. In the event that Employee’s employment with the Company terminates prior to the end of the Restricted Period for any reason other than the occurrence of an Acceleration Event, any portion of Restricted Stock Units that has not then become Vested shall be forfeited automatically. Notwithstanding the foregoing, and consistent with Section 9 of the Plan, upon the occurrence of an Acceleration Event, any Restricted Stock Units that were not Vested prior to the occurrence of such Acceleration Event shall immediately become Vested, and the Company, within a reasonable period of time after such Acceleration Event, shall pay and transfer to Employee a number of shares of Stock equal to the number of such Restricted Stock Units with respect to which vesting is accelerated hereunder.

3. Cash Upon Payment of Dividends. If on any date during the Restricted Period the Company shall pay any dividend on the Stock, then the Company shall pay to Employee a cash amount equal to the product of (a) the number of Restricted Stock Units set forth in the Acceptance that have not on the date of such payment become Vested, multiplied by the per share amount of any such dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Company).

4. Withholding of Tax Upon Payment of Stock or Cash. Any obligation of the Company to pay and transfer to Employee Stock pursuant to Section B.2 or cash pursuant to Section B.3 shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements as determined by the Company, and in connection therewith the Company is hereby authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

C. Miscellaneous.

1. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 428 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation. Any question as to whether and when there has been a termination of such employment, and the cause of any such termination, shall be determined by the Committee in its sole discretion, and such determination shall be final.

2. Voting and Other Rights. Unless and until a certificate or certificates representing shares of Stock shall have been issued by the Company to Employee in connection with the payment of Vested Restricted Stock Units, Employee shall not be, or have any of the rights or privileges of a shareholder of the Company with respect to, shares of Stock.

3. Status of Stock. Notwithstanding any other provision of this Agreement, in the absence of an effective registration statement under the Securities Act, or an available exemption from registration under the Securities Act, for the issuance of shares of Stock in connection with the Award granted hereby, such issuance of shares of Stock will be delayed until registration of such shares of Stock is effective or an exemption from registration under the Securities Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Securities Act is available, Employee (or, in the case of the Stock Option, the person permitted to exercise the Stock Option in accordance with the terms of this Agreement)), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. Employee agrees that the shares of Stock that Employee may acquire in connection with the Award will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. Employee also agrees that (a) the certificates representing such shares of Stock may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of such shares of Stock on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of such shares of Stock.

4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

AWARD AGREEMENT ACCEPTANCE

You have been granted the following long-term incentive award under the Amended and Restated Plum Creek Timber Company, Inc. Stock Incentive Plan:

Award Summary

Employee:

Social Security Number:

Date of Birth:	Date of Hire:

Home Address:

Restricted Stock Units (RSUs)

Restricted Stock Units granted:

Grant Date: 3rd day of February 2007

Vesting Date: 3rd day of February 2011

Restricted Period: 4-years beginning on the Grant Date (2/3/2007) through and including the Vesting Date (2/3/2011).

Vesting schedule per Section B.2:

Number of Full Years (Date)	Percentage of Units

Less than 4 years	0%

4-years (February 3, 2011)	100%

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

Plum Creek Timber Company, Inc.

By:		February, 2007
Barbara L. Crowe
Vice President, Human Resources

Employee Signature